Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 15, 2024 relating to the financial statements of Maase Inc. (formerly known as “Highest Performances Holdings Inc.”) appearing in the Annual Report on Form 20-F of Maase Inc. for the year ended June 30, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

August 7, 2026